Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-69534, 33-82972, 33-93016, 333-41703, 333-04397, and 333-68309) of AutoImmune Inc. of our report dated March 23, 2007 relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 23, 2007